                                                                      EXHIBIT 15


November 16, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 16, 2000 on our review of interim financial information of W. R. Grace & Co., (the "Company") as of and for the period ended September 30, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-37024, 333-49083, 333-49507,
333-49509, 333-49511, 333-49513, 333-49515, 333-49517, 333-49703, and
333-49705).


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Baltimore, Maryland